SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 20, 2011

NORTHWEST BIOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	0-33393	94-3306718
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

4800 MONTGOMERY LANE, SUITE 800, BETHESDA, MD 20814
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (240) 497-9024

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 21, 2011, Northwest Biotherapeutics, Inc. (the “Registrant “) consummated a Note Purchase Agreement with a single investor in the aggregate amount of $2,220,000.00 for the purchase and sale of two Secured Convertible Promissory Notes (the “Notes”).  The Registrant intends to use the proceeds of the Note for payment of costs relating to the Phase II clinical trial of DCVax® for brain cancer, ongoing payment of obligations to strengthen the balance sheet, and general working capital.

The Registrant issued the Notes as follows: (i) a note in the principal amount of $1,120,000, with an original issue discount (“OID”) of ten percent (10%) and interest at the rate of 9% per annum, payable on June 30, 2012 (“Note 1”), and (ii) a note in the principal amount of $1,100.000, with OID of ten percent (10%) and interest at the rate of 6% per annum, payable on December 31, 2013 (“Note 2”).  Note 1 and Note 2 are convertible into shares of the Registrant’s common stock, par value $0.001 per share (the "Common Stock") at a conversion price equal to 80% of the average of the daily volume weighted price of the Registrant’s common stock. The proceeds of Note 1 were received at Closing. The proceeds of Note 2 will be received in four equal monthly tranches starting six months after the Closing.

In addition, the Registrant provided to the investor a Right of First Refusal for up to one million dollars ($1,000,000) of conversion of payables into equity pursuant to Section 3(A)(10) of the Securities Act of 1933, as amended, if the Registrant chooses to undertake any such 3(A)(10) transactions.  The Registrant is under no obligation to undertake any such transactions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by this reference.

Item 3.02	Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder. The agreements executed in connection with this sale contain representations to support the Registrant’s reasonable belief that the Investor had access to information concerning the Registrant’s operations and financial condition, the Investor acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investor are sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Registrant made no solicitation in connection with the sale other than communications with the Investor; the Registrant obtained representations from the Investor regarding their investment intent, experience and sophistication; and the Investor either received or had access to adequate information about the Registrant in order to make an informed investment decision.

At the time of their issuance, the securities will be deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities shall bear legends to that effect.  The securities may not be resold or offered in the United States without registration or an exemption from registration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC

Dated: January 27, 2011	By:	/s/ Alton L. Boynton
Alton L. Boynton
President and Chief Executive Officer